Exhibit 99.1
Upwork Reports Third Quarter 2024 Financial Results
Achieves 10% year-over-year revenue growth, record GAAP net income of $27.8 million and adjusted EBITDA of $43.2 million
Third-quarter GAAP diluted EPS of $0.20
Raises FY 2024 guidance for revenue and adjusted EBITDA
Enters definitive agreement to acquire Objective to enhance core search and match offerings and strengthen AI talent bench
Announces new $100 million share repurchase program authorization

SAN FRANCISCO, Calif. – November 6, 2024 – Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent from across the globe, today announced its financial results for the third quarter of 2024.

“Upwork continues to seize the tremendous market opportunity and execute our strategy to deliver durable, profitable growth, with 10% year-over-year revenue growth and our highest-ever net income in the third quarter,” said Hayden Brown, president and CEO, Upwork. “We are building long-term shareholder value by serving clients with work outcomes on demand, produced by the world’s most skilled freelance professionals working hand-in-hand with cutting-edge AI tools. This quarter, our AI-powered innovation accelerated, with new capabilities for Uma™, Upwork’s Mindful AI, that streamline key steps in matching with and hiring talent as well as delivering outcomes in both our Marketplace and Managed Services offerings.”

“As we raise our full-year 2024 revenue and adjusted EBITDA guidance, the resilient performance of our business and our continued market share gains in the face of a challenging macro environment are remarkable. Underscoring our confidence in our strategy, our Board of Directors has authorized another $100 million share repurchase, positioning Upwork to build on our track record of returning meaningful capital to shareholders,” said Erica Gessert, CFO, Upwork. “Through our disciplined execution, we accomplished a record-high adjusted EBITDA margin of 22% in the third quarter. We are wholly committed to growing profitability, and have made great progress towards achieving our 35% adjusted EBITDA margin target in the next five years.”

Third Quarter Financial Highlights
•Revenue grew 10% year-over-year to $193.8 million in the third quarter of 2024
•Active clients grew 2% year-over-year to 855,000
•Net income reached an all-time high of $27.8 million in the third quarter of 2024, up 70% compared to net income of $16.3 million in the third quarter of 2023
•Diluted earnings per share was $0.20 in the third quarter of 2024, up 67% compared to diluted earnings per share of $0.12 in the third quarter of 2023
•Adjusted EBITDA1 was $43.2 million in the third quarter of 2024, up 38% compared to adjusted EBITDA of $31.2 million in the third quarter of 2023
•Cash provided by operating activities was $102.1 million in the third quarter of 2024, compared to cash provided by operating activities of $37.0 million in the third quarter of 2023
•Free cash flow1 was $98.0 million in the third quarter of 2024, compared to free cash flow of $33.4 million in the third quarter of 20232
Third Quarter Operational Highlights
Artificial Intelligence
•Launched enhancements for Uma™, Upwork’s Mindful AI, to create tailored proposal drafts for freelancers and evaluate candidates for clients based on how closely professionals’ skills and experience fit a job post.
•Premiered Uma™-powered Managed Services to more efficiently scope projects, evaluate skills, and design optimal teams of experts to deliver work outcomes.
•Uma™-enabled Job Post Generator helped clients complete job posts 73% faster than job posts in the quarter not leveraging Job Post Generator.
•GSV from AI-related work grew 36% year-over-year in the third quarter.
•Number of clients engaging in AI-related projects grew 30% year-over-year in the third quarter.
•Freelance professionals working on AI-related work earned 41% more per hour than freelancers working on non-AI-related work in the third quarter.
•Announced agreement to acquire Objective AI, Inc.3, an AI-native search-as-a-service company, to further enhance Upwork’s core search and match performance, strengthen Upwork’s AI and machine learning team, and continue upleveling multi-modal capabilities for Uma™ to assist customers with images, videos, and audio content.
Enterprise
•Continued success with a modified Enterprise offering, resulting in increased sales team win rates and 42 total new Enterprise clients, including Hunter Douglas, Bill.com, Berlitz, and Guess.
•Grew Managed Services revenue 5% year-over-year in the third quarter, reflecting increasing demand for delivery of work outcomes and strong pipeline of new Managed Services clients.
Ads & Monetization
•Continued strength in ads & monetization, with revenues increasing 35% year-over-year in the third quarter.
•Freelancer Plus subscription revenue increased 48% year-over-year in the third quarter.
Partnerships
•Partnered with emergent tech providers including Lettuce, Ocoya, TheWordsmith and Builderall to offer fully-managed projects delivered by Upwork embedded directly within partners’ customer experiences, expanding access to Upwork services and skilled talent beyond Upwork’s platform.
•Welcomed Webflow, Smartsheet, Bubble, General Assembly and more to Upwork Partner Experts program, providing clients access to pre-vetted specialist talent on Upwork.

Financial Guidance & Outlook
Upwork announced the authorization of a new $100 million share repurchase program, following the completion of a previous $100 million authorization earlier this year.
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the fourth quarter of 2024 is:
•Revenue: $178 million to $183 million
•Adjusted EBITDA: $38 million to $42 million4
•Diluted weighted-average shares outstanding: 140 million to 142 million
•Non-GAAP diluted EPS: $0.24 to $0.26
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, non-GAAP diluted EPS, and stock-based compensation expense for full year 2024 is:
•Revenue: $756 million to $761 million
•Adjusted EBITDA: $155 million to $159 million
•Diluted weighted-average shares outstanding: 139 million to 141 million
•Non-GAAP diluted EPS: $1.00 to $1.02
•Stock-based compensation expense is expected to be lower than previous guidance of $20 million per quarter in 2024
1 An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
2 Free cash flow benefited from the weekly timing of customer payments in the quarter due to Q2 ending on a Sunday.
3 The transaction is expected to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions.
4 Adjusted EBITDA guidance does not include one-time restructuring charges related to the organizational changes announced on October 23, 2024.

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages and basis points)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
GSV(1)	$998,268	$1,030,321	(3.1)%	$3,015,331	$3,070,174	(1.8)%
Marketplace revenue(1)(2)	$167,337	$149,625	12%	$498,453	$428,609	16%
Enterprise revenue(1)(2)	$26,439	$26,108	1%	$79,389	$76,593	4%
Gross profit	$150,368	$132,460	14%	$446,389	$380,620	17%
Gross profit margin	78%	75%	222 bps	77%	75%	191 bps
Operating expenses	$129,575	$120,994	7%	$394,766	$400,308	(1)%
Net income	$27,758	$16,337	70%	$68,420	$29,513	132%
Adjusted EBITDA(1)(3)	$43,227	$31,228	38%	$117,387	$42,664	175%
Profit margin	14%	9%	503 bps	12%	6%	600 bps
Adjusted EBITDA margin(3)	22%	18%	454 bps	20%	8%	1,187 bps
Cash provided by operating activities	$102,128	$36,952	176%	$145,074	$32,560	346%
Free cash flow(1)(3)	$97,961	$33,422	193%	$134,495	$22,823	489%

	As of September 30,
(In thousands)	2024	2023	% Change
Active clients(1)	855	836	2%

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024
New enterprise clients(1)	42	116

(1) See Key Definitions in our third quarter 2024 earnings presentation.

(2) In order to conform to the current period presentation as of September 30, 2024, we present revenue from Enterprise Solutions and Managed Services together as Enterprise revenue in prior periods and no longer report revenue from our Enterprise Solutions offering, previously referred to as Upwork Enterprise, in Marketplace revenue.

(3) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.

Third Quarter 2024 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s third quarter 2024 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s third quarter 2024 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with independent talent from across the globe. We serve everyone from one-person startups to large, Fortune 100 enterprises with a powerful, trust-driven platform that enables companies and talent to work together in new ways that unlock their potential. Our talent community earned over $3.8 billion on Upwork in 2023 across more than 10,000 skills in categories including website & app development, creative & design, data science & analytics, customer support, finance & accounting, consulting, and operations. Learn more at upwork.com and join us on LinkedIn, Facebook, Instagram, TikTok, and X.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:
This press release of Upwork Inc. (the “Company,” “we,” “us,” or “our”) contains "forward-looking" statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the fourth quarter and full year 2024, information or predictions concerning the future of our business or strategy, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, including artificial intelligence, industry environment, the economy, our plans with respect to share repurchases, the expected impact of cost-saving initiatives, our planned acquisition of Objective AI, Inc., and other future conditions.

We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not rely on such forward-looking statements as predictions of future events. We make no representation that the projected results will be achieved or that future events and circumstances will occur, and actual results may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, to conform these statements to actual results, or to make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the SEC on August 7, 2024, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, when filed.

All third-party trademarks, including names, logos, and brands, referenced in this press release are property of their respective owners. All references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Marketplace (1)	$167,337	$149,625	$498,453	$428,609
Enterprise (1)	26,439	26,108	79,389	76,593
Total revenue	193,776	175,733	577,842	505,202
Cost of revenue	43,408	43,273	131,453	124,582
Gross profit	150,368	132,460	446,389	380,620
Operating expenses
Research and development	50,411	43,419	155,792	131,146
Sales and marketing	46,093	47,308	141,277	171,377
General and administrative	31,276	28,652	93,201	86,922
Provision for transaction losses	1,795	1,615	4,496	10,863
Total operating expenses	129,575	120,994	394,766	400,308
Income (loss) from operations	20,793	11,466	51,623	(19,688)
Other income, net	8,091	5,766	20,433	52,748
Income before income taxes	28,884	17,232	72,056	33,060
Income tax provision	(1,126)	(895)	(3,636)	(3,547)
Net income	$27,758	$16,337	$68,420	$29,513

Net income (loss) per share:
Basic	$0.21	$0.12	$0.51	$0.22
Diluted	$0.20	$0.12	$0.50	$(0.06)

Weighted-average shares used to compute net income (loss) per share
Basic	132,603	135,450	133,404	134,152
Diluted	139,294	137,291	140,552	135,184

(1) In 2023, we changed the name of our Upwork Enterprise offering to Enterprise Solutions. Concurrently, to align with customer needs and internal decision-making, we combined Enterprise Solutions and Managed Services into a suite of Enterprise offerings. In order to conform to the current period presentation as of September 30, 2024, we present revenue from Enterprise Solutions and Managed Services together as Enterprise revenue in prior periods and no longer report revenue from our Enterprise Solutions offering, previously referred to as Upwork Enterprise, in Marketplace revenue.

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$288,464	$79,641
Marketable securities	312,719	470,457
Funds held in escrow, including funds in transit	214,302	212,387
Trade and client receivables, net	69,447	103,061
Prepaid expenses and other current assets	19,359	17,825
Total current assets	904,291	883,371
Property and equipment, net	29,875	27,140
Goodwill	118,219	118,219
Intangible assets, net	1,859	3,048
Operating lease asset	6,441	4,333
Other assets, noncurrent	1,974	1,430
Total assets	$1,062,659	$1,037,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,601	$5,063
Escrow funds payable	214,302	212,387
Accrued expenses and other current liabilities	55,754	58,192
Deferred revenue	8,782	17,361
Total current liabilities	284,439	293,003
Debt, noncurrent	357,468	356,087
Operating lease liability, noncurrent	9,220	6,088
Other liabilities, noncurrent	361	1,288
Total liabilities	651,488	656,466

Stockholders’ equity
Common stock	13	14
Additional paid-in capital	635,578	674,918
Accumulated other comprehensive income	1,222	205
Accumulated deficit	(225,642)	(294,062)
Total stockholders’ equity	411,171	381,075
Total liabilities and stockholders’ equity	$1,062,659	$1,037,541

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,758	$16,337	$68,420	$29,513
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	1,100	1,364	3,533	6,806
Depreciation and amortization	3,668	1,763	10,443	5,641
Amortization of debt issuance costs	460	460	1,381	1,637
Accretion of discount on purchases of marketable securities, net	(2,272)	(3,678)	(10,431)	(9,832)
Amortization of operating lease asset	722	824	2,428	2,435
Tides Foundation common stock warrant expense	188	188	563	563
Stock-based compensation expense	18,578	17,811	54,758	56,148
Gain on early extinguishment of convertible senior notes	—	—	—	(38,945)
Changes in operating assets and liabilities:
Trade and client receivables	46,015	4,319	29,857	(2,638)
Prepaid expenses and other assets	2,665	2,951	(2,468)	1,487
Operating lease liability	(1,086)	(1,509)	(4,215)	(4,375)
Accounts payable	(160)	(2,431)	541	(5,802)
Accrued expenses and other liabilities	6,480	4,064	(367)	(1,077)
Deferred revenue	(1,988)	(5,511)	(9,369)	(9,001)
Net cash provided by operating activities	102,128	36,952	145,074	32,560
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(40,205)	(195,061)	(234,504)	(449,180)
Proceeds from maturities of marketable securities	43,423	143,637	365,269	451,047
Proceeds from sale of marketable securities	3,027	9,716	38,421	159,575
Purchases of property and equipment	(1,204)	(423)	(1,979)	(558)
Internal-use software and platform development costs	(2,963)	(3,107)	(8,600)	(9,179)
Net cash provided by (used in) investing activities	2,078	(45,238)	158,607	151,705
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in escrow funds payable	(4,354)	316	1,915	16,513
Proceeds from exercises of stock options	1,165	1,006	1,935	1,941
Proceeds from employee stock purchase plan	—	—	2,917	2,564
Repurchase of common stock	—	—	(100,000)	—
Net cash paid for early extinguishment of convertible senior notes	—	—	—	(171,327)
Net cash provided by (used in) financing activities	(3,189)	1,322	(93,233)	(150,309)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	101,017	(6,964)	210,448	33,956
Cash, cash equivalents, and restricted cash—beginning of period	405,849	336,151	296,418	295,231
Cash, cash equivalents, and restricted cash—end of period	$506,866	$329,187	$506,866	$329,187
The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$288,464	$79,641
Restricted cash	4,100	4,390
Funds held in escrow, including funds in transit	214,302	212,387
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$506,866	$296,418

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by (used in) operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. In addition, the non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the fourth quarter of 2024 and fiscal year 2024 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$27,758	$16,337	$68,420	$29,513
Add back (deduct):
Stock-based compensation expense	18,578	17,811	54,758	56,148
Depreciation and amortization	3,668	1,763	10,443	5,641
Other income, net (1)	(8,091)	(5,766)	(20,433)	(52,748)
Income tax provision	1,126	895	3,636	3,547
Other(2)	188	188	563	563
Adjusted EBITDA	$43,227	$31,228	$117,387	$42,664
Profit margin	14%	9%	12%	6%
Adjusted EBITDA margin	22%	18%	20%	8%

Cost of revenue, GAAP	$43,408	$43,273	$131,453	$124,582
Stock-based compensation expense	(361)	(499)	(1,324)	(1,409)
Cost of revenue, Non-GAAP	43,047	42,774	130,129	123,173
As a percentage of total revenue, GAAP	22%	25%	23%	25%
As a percentage of total revenue, Non-GAAP	22%	24%	23%	24%

Gross profit, GAAP	$150,368	$132,460	$446,389	$380,620
Stock-based compensation expense	361	499	1,324	1,409
Gross profit, Non-GAAP	150,729	132,959	447,713	382,029
Gross margin, GAAP	78%	75%	77%	75%
Gross margin, Non-GAAP	78%	76%	77%	76%

Research and development, GAAP	$50,411	$43,419	$155,792	$131,146
Stock-based compensation expense	(8,053)	(6,902)	(23,529)	(21,434)
Intangible amortization	(398)	—	(1,196)	—
Research and development, Non-GAAP	41,960	36,517	131,067	109,712
As a percentage of total revenue, GAAP	26%	25%	27%	26%
As a percentage of total revenue, Non-GAAP	22%	21%	23%	22%

Sales and marketing, GAAP	$46,093	$47,308	$141,277	$171,377
Stock-based compensation expense	(3,225)	(3,106)	(9,554)	(9,672)
Sales and marketing, Non-GAAP	42,868	44,202	131,723	161,705
As a percentage of total revenue, GAAP	24%	27%	24%	34%
As a percentage of total revenue, Non-GAAP	22%	25%	23%	32%

General and administrative, GAAP	$31,276	$28,652	$93,201	$86,922
Stock-based compensation expense	(6,939)	(7,304)	(20,351)	(23,633)
Other (2)	(188)	(188)	(563)	(563)
General and administrative, Non-GAAP	24,149	21,160	72,287	62,726
As a percentage of total revenue, GAAP	16%	16%	16%	17%
As a percentage of total revenue, Non-GAAP	12%	12%	13%	12%

Total operating expenses, GAAP	$129,575	$120,994	$394,766	$400,308
Stock-based compensation expense	(18,217)	(17,312)	(53,434)	(54,739)
Intangible amortization	(398)	—	(1,196)	—
Other (2)	(188)	(188)	(563)	(563)
Total operating expenses, Non-GAAP	110,772	103,494	339,573	345,006
As a percentage of total revenue, GAAP	67%	69%	68%	79%
As a percentage of total revenue, Non-GAAP	57%	59%	59%	68%

Income (loss) from operations, GAAP	$20,793	$11,466	$51,623	$(19,688)
Stock-based compensation expense	18,578	17,811	54,758	56,148
Intangible amortization	398	—	1,196	—
Other (2)	188	188	563	563
Income from operations, Non-GAAP	39,957	29,465	108,140	37,023

Net income, GAAP	$27,758	$16,337	$68,420	$29,513
Stock-based compensation expense	18,578	17,811	54,758	56,148
Gain on early extinguishment of convertible senior notes (1)	—	—	—	(38,945)
Intangible amortization	398	—	1,196	—
Tax effect of non-GAAP adjustments	(7,762)	(5,447)	(20,150)	(5,602)
Other (2)	188	188	563	563
Net income, Non-GAAP	39,160	28,889	104,787	41,677

Weighted-average shares outstanding used in computing earnings (loss) per share, GAAP
Basic (in millions)	132.6	135.4	133.4	134.2
Diluted (in millions)	139.3	137.3	140.6	135.2
Basic earnings per share, GAAP	$0.21	$0.12	$0.51	$0.22
Diluted earnings (loss) per share, GAAP	$0.20	$0.12	$0.50	$(0.06)

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	132.6	135.4	133.4	134.2
Diluted (in millions)	139.3	142.8	140.6	135.9
Basic earnings per share, Non-GAAP	$0.30	$0.21	$0.79	$0.31
Diluted earnings per share, Non-GAAP	$0.29	$0.21	$0.76	$0.31
(1) During the nine months ended September 30, 2023, we recognized a gain of $38.9 million on the early extinguishment of a portion of our 0.25% convertible senior notes due 2026, which is included in other income, net.
(2) During the three and nine months ended September 30, 2024 and 2023, we incurred $0.2 million and $0.6 million, respectively, of expense related to our Tides Foundation warrant.

UPWORK INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net income (loss)	$27,758	$22,220	$18,442	$17,374	$16,337	$(3,991)
Add back (deduct):
Stock-based compensation expense	18,578	19,238	16,942	18,047	17,811	18,437
Depreciation and amortization	3,668	3,629	3,146	3,808	1,763	1,854
Other income, net	(8,091)	(5,620)	(6,722)	(7,389)	(5,766)	(3,982)
Income tax (benefit) provision	1,126	1,181	1,329	(1,557)	895	1,857
Other (1)	188	187	188	187	188	187
Adjusted EBITDA	$43,227	$40,835	$33,325	$30,470	$31,228	$14,362
(1) For all periods presented, we incurred $0.2 million of expense related to our Tides Foundation warrant.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash provided by operating activities	$102,128	$36,952	$145,074	$32,560
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(4,167)	(3,530)	(10,579)	(9,737)
Free cash flow	$97,961	$33,422	$134,495	$22,823